LENOX GROUP INC. PREPARES FOR SHARES TO BE TRADED ON
OTC BULLETIN BOARD FOLLOWING NYSE DELISTING ACTION

EDEN PRAIRIE, MN, May 8, 2008 – Lenox Group Inc. (the “Company” or “LGI”) today announced that it has been notified of a decision by NYSE Regulation, Inc. (“NYSE Regulation”) to suspend trading in LGI’s common stock (ticker symbol LNX) prior to the market opening on Friday, May 16, 2008. This action was taken because LGI has not satisfied the New York Stock Exchange’s continued listing standard requiring the Company to maintain an average global market capitalization over a consecutive 30 trading-day period of not less than $25 million.

Application to the Securities and Exchange Commission to delist LGI’s common stock is pending the completion of applicable procedures, including LGI’s right to request a review of this determination by a Committee of the Board of Directors of the NYSE. The Company does not intend to request such a review. Instead, it intends to have its common stock quoted on the OTC Bulletin Board.

Marc Pfefferle, Interim Chief Executive Officer commented: “We expect our equity to continue to be actively traded by and for our shareholders and we are taking steps to facilitate the trading of our common stock on the OTC Bulletin Board. We will continue to operate and report as a public company and do not believe that this development will affect our ongoing efforts to identify and evaluate strategic alternatives.”

About Lenox Group Inc.

Lenox Group Inc. is a market leader in quality tabletop, collectible and giftware products sold under the Lenox, Department 56, Gorham and Dansk brand names. The Company sells its products through wholesale customers who operate gift, specialty and department store locations in the United States and Canada, Company-operated retail stores, and direct-to-the-consumer channels including catalogs, direct mail, and the Internet.

Forward-looking statements

Any conclusions or expectations expressed in, or drawn from, the statements in this filing concerning matters that are not historical corporate financial results are "forward-looking statements", within the meaning of the Private Securities Litigation Reform Act of 1995, that involve risks and uncertainties. These statements are based on management’s estimates, assumptions and projections as of today and are not guarantees of future performance. Such risks and uncertainties that could affect performance include, but are not limited to, the ability of the Company to: (1) integrate certain Lenox and Department 56 operations; (2) achieve revenue or cost synergies; (3) generate cash flow to pay off outstanding debt and remain in compliance with the terms of its credit facilities; (4) successfully complete its operational improvements, including improving inventory management and making the supply chain more efficient; (5) retain key employees; (6) maintain and develop cost effective relationships with foreign manufacturing sources; (7) maintain the confidence of and service effectively key wholesale customers; (8) manage currency exchange risk and interest rate changes on the Company’s variable debt; (9) identify, hire and retain quality designers, sculptors and artistic talent to design and develop products which appeal to changing consumer preferences; (10) successfully implement a strategic alternative, (11) forecast and react to consumer demand in a challenging economic environment, (12) raise capital in light of the delisting of our common stock from the New York Stock Exchange, and (13) manage litigation risk in a cost effective manner. Actual results may vary materially from forward-looking statements and the assumptions on which they are based. The Company undertakes no obligation to update or publish in the future any forward-looking statements. Also, please read the bases, assumptions and factors set out in Item 1A in the Company’s Form 10-K for 2007 dated March 13, 2008 and filed under the Securities Exchange Act of 1934, all of which is incorporated herein by reference and applicable to the forward-looking statements set forth herein.

Contact

Lenox Group Inc.

Fred Spivak, COO/CFO

(267) 525-5095